Exhibit 99.1

Contact:	Gary Thompson – Media Harrah’s Entertainment, Inc. (702) 407-6529	Jonathan Halkyard – Investors Harrah’s Entertainment, Inc. (702) 407-6080

Harrah’s Entertainment Announces Results and Expiration of Private Exchange Offers

LAS VEGAS – December 22, 2008

Harrah’s Entertainment, Inc. (“Harrah’s”) today announced the final results of the private exchange offers (the “Exchange Offers”) of its direct wholly-owned subsidiary, Harrah’s Operating Company, Inc. (“HOC”) to exchange certain of HOC’s outstanding debt securities listed in the table below (collectively, “Old Notes”) for up to $2.1 billion aggregate principal amount of (i) new 10.00% Second-Priority Senior Secured Notes due 2015 of HOC (“New 2015 Second Lien Notes”), for Old Notes maturing between 2010 and 2013, and (ii) new 10.00% Second-Priority Senior Secured Notes due 2018, for Old Notes maturing between 2015 and 2018 (“New 2018 Second Lien Notes” and, together with the New 2015 Second Lien Notes, the “New Second Lien Notes”). The Exchange Offers, which are subject to the terms and conditions described in the confidential offering memorandum dated November 14, 2008 (as supplemented or amended from time to time, the “Offering Memorandum”), expired at midnight, New York City time, on December 19, 2008 (such time and date, the “Expiration Date”).

As of the Expiration Date, approximately $6 billion aggregate principal amount of Old Notes listed in the table below have been validly tendered. In addition, as of the Expiration Date, approximately $450 million aggregate principal amount of Old Notes maturing between 2010 and 2011 (“Old 2010-2011 Notes”) and participating in the Exchange Offers elected to receive $670 in cash in lieu of each $1,000 principal amount of New 2015 Second Lien Notes that they otherwise would receive in the Exchange Offers. Based on the principal amount of Old Notes validly tendered, approximately $200 million aggregate principal amount of New 2015 Second Lien Notes will be issued in exchange for Old Notes maturing between 2010 and 2013, approximately $850 million aggregate principal amount of New 2018 Second Lien Notes will be issued in exchange for Old Notes maturing between 2015 and 2018 and approximately $290 million in cash will be paid to holders of Old 2010-2011 Notes. The table below shows the principal amount of each series of Old Notes tendered for exchange only (with no election to receive cash in lieu of New Notes), the principal amount of each series of Old 2010-2011 Notes tendered with an election to receive $670 in cash in lieu of each $1,000 principal amount of New 2015 Second Lien Notes and the total principal amount of each series of Old Notes tendered in the Exchange Offers and the principal amount of each series of Old Notes accepted in the Exchange Offers.

Old Notes	Principal Amount Tendered for Exchange Only	Principal Amount Tendered for Cash in lieu of New Notes	Total Principal Amount Tendered	Principal Amount Accepted
5.50% Senior Notes due 2010	62,732,000	308,539,000	371,271,000	371,271,000
7.875% Senior Subordinated Notes due 2010	7,356,000	56,458,000	63,814,000	63,814,000
8.0% Senior Notes due 2011	10,172,000	9,480,000	19,652,000	19,652,000
8.125% Senior Subordinated Notes due 2011	16,447,000	74,613,000	91,060,000	91,060,000
5.375% Senior Notes due 2013	221,388,000	—	221,388,000	221,388,000
5.625% Senior Notes due 2015	405,167,000	—	405,167,000	136,026,000
6.5% Senior Notes due 2016	294,369,000	—	294,369,000	98,780,000
5.75% Senior Notes due 2017	417,550,000	—	417,550,000	140,194,000
10.75%/11.5% Senior Toggle Notes due 2018	1,160,732,000	—	1,160,732,000	350,000,000
10.75% Senior Notes due 2016	2,965,925,000	—	2,965,925,000	732,264,000

All Old Notes not accepted for exchange in the Exchange Offers will be promptly returned to the tendering holder or, if tendered through the facilities of the Depositary Trust Company (“DTC”), credited to the relevant account at DTC, in accordance with their procedures.

HOC anticipates that the settlement date for the Exchange Offers will be December 24, 2008. Following the settlement date, Harrah’s or HOC may from time to time seek to retire or purchase HOC’s outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, HOC’s liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

The New Second Lien Notes will not be registered at issuance under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Second Lien Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Second Lien Notes were offered and will be issued only to qualified institutional buyers and to certain non-U.S. investors located outside the United States in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act. The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying letter of transmittal. HOC will enter into a registration rights agreement pursuant to which, under certain circumstances, it will agree to file an exchange offer registration statement or a shelf registration statement with respect to the New Second Lien Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the impact of the company’s significant indebtedness; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost effectively integrate acquisition into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.